Exhibit 4(b)

SHARED CAPITAL COOPERATIVE

SUBSCRIPTION AGREEMENT

for

CLASS A PREFERRED STOCK

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 6. THE COOPERATIVE IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE COOPERATIVE MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

I.	Terms and Conditions

This Subscription Agreement (this “Agreement”) by and between Shared Capital Cooperative, a Minnesota cooperative corporation (the “Cooperative”), and the undersigned subscriber (the “Subscriber”) is made effective as of the date on which the Cooperative executes this Agreement.

1. Subscription for Shares. Subscriber hereby offers and agrees to purchase from the Cooperative that number of shares of the Cooperative’s Class A Preferred Stock (the “Shares”) set forth under the heading “III. Investor Information,” below, at the purchase price of $10.00 per Share. Concurrently with the delivery of this Agreement, the Subscriber must deliver payment for the total purchase price of the Shares. The rights of the Shares are as set forth in the Cooperative’s articles of incorporation and bylaws, as amended, which appear as Exhibits to the Offering Statement of the Cooperative filed with the SEC (the “Offering Statement”). Subscriber understands that the Shares are being offered pursuant to an offering circular dated September 28, 2021 (the “Offering Circular”) filed with the SEC as part of the Offering Statement. If there are any inconsistencies, the provisions of this Agreement supplement and supersede the terms of the Offering Statement. This Agreement is irrevocable and unconditional and continues notwithstanding the death, incapacity, dissolution or bankruptcy of, or any other event or proceeding affecting Subscriber.

2. The Cooperative’s Right to Accept or Reject Subscriptions. The Cooperative may accept or reject any subscription, in whole or in part. This means that the Cooperative may sell to Subscriber a smaller number of Shares than Subscriber subscribes to purchase or may choose not to sell any Shares to Subscriber. If the Cooperative accepts Subscriber’s subscription, in whole or in part, this Agreement will constitute an irrevocable commitment by the Subscriber to purchase the Shares, and a copy of this Agreement will be executed by the Cooperative and returned to Subscriber. If the Cooperative rejects Subscriber’s subscription in whole or in part, the Cooperative will return the payment tendered for any unissued portion of the subscription, without interest or deduction.

3. Representations and Warranties of the Subscriber. Subscriber represents and warrants to, and covenants with, the Cooperative that:

a. Acknowledgment. The Subscriber, or the Subscriber’s representative, has received and has read and understands this Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto, and any other information required by the Subscriber to make an investment decision.

b. Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address provided under the heading “III. Investor Information,” below.

c. Evaluate Risks. Subscriber has the requisite knowledge to assess the relative merits and risks of this investment, or has relied upon the advice of Subscriber’s professional advisors with regard to an investment in the Shares.

d. Subscriber Advised to Seek Representation. Subscriber understands that nothing in this Agreement or any other materials presented to Subscriber in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. The Cooperative has advised Subscriber to consult with such legal, tax, and investment advisors as Subscriber, in Subscriber’s sole discretion, deems necessary or appropriate in connection with their purchase of the Shares.

e. Transfer Restrictions. Subscriber will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any Shares except in compliance with this Agreement, any applicable state and federal securities laws and regulations, and the Cooperative’s Articles of Incorporation and bylaws, which appear as exhibits to the Offering Statement, and which require approval of any transfer of Shares by the Cooperative’s Board of Directors, and which give the Cooperative a right of first refusal as to transfer of the Shares. Subscriber understands that there are significant limitations on transfer of the Shares.

f. Complete Information. All information provided by Subscriber to the Cooperative in connection with the purchase of the Shares is true, correct, and complete as of the date hereof, and if there should be any change in such information, Subscriber will immediately provide the Cooperative with such information.

g. Backup Withholding. Subscriber is not subject to backup withholding because: (a) Subscriber is exempt from backup withholding, or (b) Subscriber has not been notified by the Internal Revenue Service (IRS) that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified Subscriber that they are no longer subject to backup withholding.

h. Authority; Binding Agreement. Subscriber has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, except as enforceability may be limited by applicable law.

4. Indemnification. Subscriber agrees to indemnify and hold harmless the Cooperative and its officers, directors, staff persons, and other agents for any claims, judgments, or expenses incurred as a result of any misrepresentation made by Subscriber.

5. Foreign Subscribers. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

6. Subscriber Suitability; Limitation on Investment Amount. Subscriber represents that EITHER:

a. Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

b. The purchase price set forth in the Investor Information section of this Agreement, together with any other amounts invested in shares and/or promissory notes offered by Shared Capital in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth (excluding the value of Subscriber’s primary residence).

Under federal regulations (17 CFR §230.501), the term “accredited investor” includes:

●	An individual who has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the person’s primary residence;

●	An individual with income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of reaching the same income level in the current year;

●	An individual who holds a Series 7, 65, or 82 securities license issued by FINRA;

●	A registered broker dealer;

●	A registered investment advisor;

●	Any entity in which all of the equity owners are accredited investors;

●	Any legal entity not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million (requirements for who makes the investment decisions apply in certain cases);

●	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions or if the plan has total assets in excess of $5 million or, if the plan is self-directed, if investment decisions are made solely by persons who are accredited investors; and

●	A bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company.

Additional information about accredited investor status is contained in the Offering Circular under the heading “Plan of Distribution: Limitations on Amount Investors Can Invest.” However, Shared Capital cannot provide all information that any Subscriber may need to determine whether they are an accredited investor. Therefore, Subscriber represents that to the extent it, he, she, or they have any questions with respect to their status as an accredited investor, or the application of the investment limits, they have sought professional advice.

Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended. Investor also understands that the Shares are being offered and sold pursuant to the exemption from registration contained in Regulation A, Tier 2, under the Securities Act of 1933, based in part upon Investor’s representations contained in this Agreement. Shared Capital will rely on Investor’s representation about their accredited investor status or that their investment amount is within the limit in part b. above, in order to determine that this offering is exempt from registration under Regulation A.

7. Representations and Warranties of the Cooperative. The Cooperative represents and warrants to the Subscriber as follows:

a. The Cooperative is a duly organized and validly existing cooperative corporation organized under the laws of the State of Minnesota.

b. The Cooperative is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper board action of the Cooperative.

8. Representations to Survive Delivery. The representations, warranties and agreements of the Cooperative and of the Subscriber contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price of the Shares, the registration of the Subscriber as a holder of Shares in the records of the Cooperative, and the delivery of any certificates representing the Shares.

9. General Provisions.

a. Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Cooperative. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

b. Notice. Any notice which either party may or must give to the other under this Agreement shall be in writing and shall be either hand delivered or sent via email or U.S. certified mail to the following addresses:

If to Shared Capital: Shared Capital Cooperative Attn: Investor Relations 388 University Avenue, Suite 300 St. Paul, MN 55114 invest@sharedcapital.coop	If to Subscriber: The name and address provided by Subscriber under the heading “III. Investor Information,” below.

c. Modification. This Agreement may not be modified or amended except in writing signed by Shared Capital and Subscriber.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its conflict of laws rules.

e. Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul, Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement. The parties agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul. The parties hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

f. Attorneys’ Fees. In any suit or arbitration to enforce or interpret the terms of this Agreement, or to enforce any right or obligation created hereby, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

h. Electronic Signatures. Subscriber agrees that Subscriber’s digital signature or other form of electronic acknowledgement, consent, or acceptance (as the case may be), constitutes Investor’s signature, acceptance and agreement of the terms of this Agreement and that such digital signature, consent, or acceptance shall be given the same force and effect as a signature affixed by hand.

i. Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, it will be deemed struck from this Agreement, and the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

j. Entire Agreement. This Agreement, along with the Offering Statement to which it relates, including all attachments, constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the purchase and sale of the Shares by Subscriber from Shared Capital, and supersedes all prior and contemporaneous understandings or agreements of the parties.

k. Headings. The section headings and paragraph titles in this Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

l. Definitions. Any capitalized term shall have the meaning defined by this Agreement or by the Offering Statement.

II.	Share Subscription

Number of Shares You Propose to Purchase: ___________ (minimum 50 shares)

Total Purchase Price for the Shares: ________________(multiply the number above by $10.00.)

What Shared Capital lending programs are you most interested in supporting? See descriptions of our lending in the Offering Circular under the heading, “Description of Shared Capital’s Business: Loan Programs and Products.” Note that this does not create a restriction on our use of funds.

●	The Worker Ownership Loan Fund

●	Shared Capital’s general lending to cooperatives

III.	Investor Information

Investor Name: ________________________________________________________________

Joint Investor (if any): ___________________________________________________________

Address: If the Investor is an individual or individuals, enter your primary residential address. If the Investor is a legal entity, enter the principal place of business:

_________________________________________

_________________________________________

_________________________________________

Phone: ______________________________ Email: ______________________________

If the Investor is a legal entity, identify an individual who is authorized to transact business on its behalf relating to this investment:

Name: ______________________ Phone: _______________

Title: _______________________ Email: _______________

If the Investor is a legal entity, please identify the primary contact for correspondence:

Name: ______________________ Phone: _______________

Title: _______________________ Email: _______________

Form of Ownership – check applicable box:

●	Individual

●	Joint tenants with right of survivorship (all signatures must appear below)

●	Tenants in common (all signatures must appear below)

●	Individual Retirement Account (signatures of both account owner and trustee or custodian are required)

●	Corporation, Limited Liability Company, Partnership, or other entity (corporate or limited liability company resolutions or partnership agreement must be enclosed)

●	Trust (title and signature pages of trust agreement and all amendments must be enclosed):

Trustee Name(s): ____________________________________

Date of trust agreement or last amendment: _______________

●	Other: Provide detailed information: __________________________________________

________________________________________________________________________

Investor’s Tax ID: ______________________________________________________________

Joint Investor’s Tax ID: __________________________________________________________

IV.	Investor Signature

Before Subscriber signs this Agreement, Subscriber must have read and understood the Offering Circular. There are significant risks that Subscriber must understand before investing. These risks are discussed in the Offering Circular under the heading “Risk Factors.”

Subscriber:

Signature: ______________________________________________ Date: _______________

Printed Name: ________________________________________________________________

Title: ________________________________________________________________________

(if signing on behalf of an entity)

Joint Investor or Trustee:

Signature: ______________________________________________ Date: _______________

Printed Name: ________________________________________________________________

Title: ________________________________________________________________________

(if signing on behalf of an entity)

V.	Acceptance by the Cooperative

Agreed by SHARED CAPITAL COOPERATIVE

by:

Signature: ______________________________________________ Date: _______________

Christina Jennings, Executive Director